                                                                      EXHIBIT 11
                        Alabama National BanCorporation
                 Computation of Earnings Per Share (Unaudited)
                   (In thousands, except per share amounts)


                                                                                                Per Share
                                                          Income               Shares             Amount
                                                         ---------             ------           ---------
THREE MONTHS ENDED JUNE 30, 1999
Basic EPS net income....................................  $ 5,380              11,100             $0.49
Effect of dilutive securities options...................        -                 167             =====
                                                          -------              ------
Diluted EPS.............................................  $ 5,380              11,267             $0.48
                                                          =======              ======             =====
THREE MONTHS ENDED JUNE 30, 1998
Basic EPS net income....................................  $ 4,749              10,694             $0.44
Effect of dilutive securities options...................        -                 443             =====
                                                          -------              ------
Diluted EPS.............................................  $ 4,749              11,137             $0.43
                                                          =======              ======             =====

SIX MONTHS ENDED JUNE 30, 1999
Basic EPS net income....................................  $10,399              11,061             $0.94
Effect of dilutive securities options...................        -                 175             =====
                                                          -------              ------
Diluted EPS.............................................  $10,399              11,236             $0.93
                                                          =======              ======             =====

SIX MONTHS ENDED JUNE 30, 1998
Basic EPS net income....................................  $ 9,299              10,653             $0.87
Effect of dilutive securities options...................        -                 456             =====
                                                          -------              ------
Diluted EPS.............................................  $ 9,299              11,109             $0.84
                                                          =======              ======             =====
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